SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

               Date of Report (Date of earliest event
          reported):  March 16, 1998



                  SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)


     Minnesota            1-10876            41-0985054
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         700 Pilgrim Way
          Green Bay, Wisconsin                 54304
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(920) 497-2211

Item 5.  Other Events.

     On August 13, 1997, the Board of Directors of
ShopKo Stores, Inc. ("ShopKo") approved a change in ShopKo's fiscal year to conform to the National Retail
Federation Retail Calendar.  Fiscal 1997 ended on
January 31, 1998, and consisted of a period of 49 weeks. The fourth quarter of fiscal 1997 consisted of nine weeks compared to 12 weeks in the fourth quarter of the preceding fiscal year.

     In order to assist ShopKo's shareholders and others in comparing ShopKo's financial results reported on the new fiscal calendar with ShopKo's results in preceding periods, attached hereto is unaudited financial information for ShopKo for each quarter of fiscal 1996 and fiscal 1997, and for the full years of fiscal 1996 and fiscal 1997, as if ShopKo had been using the National Retail Federation Retail Calendar as its fiscal year for those periods (the "Unaudited
Financial Information").  The Unaudited Financial
Information should be read in conjunction with ShopKo's
Annual Report on Form 10-K for the fiscal year ending
February 22, 1997, ShopKo's Quarterly Reports on Form
10-Q for the first three quarters of the current fiscal year, and ShopKo's Annual Report on Form 10-K for the 49 weeks ended January 31, 1998.

     This Form 8-K and the attachments hereto may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. Such forward looking statements are based upon management's assumptions and beliefs in light of information currently available to it and are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated in such forward-looking statements.
These factors include those referenced in ShopKo's
Annual Report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings.


     Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit Number      Description


         99.1            Unaudited Financial Information

                      SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 16, 1998       SHOPKO STORES, INC.



                                By: /s/ Richard D. Schepp
                                    ---------------------
                                    Richard D. Schepp
                                    Senior Vice President,
                                    General Counsel and Secretary

                     EXHIBIT INDEX

Exhibit No.              Description

99.1                Unaudited Financial Information.